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                                                                   EXHIBIT 2.1

       AGREEMENT FOR SALE AND PURCHASE OF STOCK OF RUNYON OIL TOOLS, INC.

         THIS AGREEMENT FOR SALE AND PURCHASE OF STOCK OF RUNYON OIL TOOLS, INC. (the "Agreement") is made on this 26th day of April, 1996, by and between RUNYON OIL TOOLS, INC., an Illinois corporation ("Company"); Steven E. Runyon, a shareholder in Runyon Oil Tools, Inc. ("Seller"); and Freda M. Runyon, as Custodian for Stephanie Runyon under the Illinois Uniform Transfers to Minors Act; Freda M. Runyon, as Custodian for Amanda Runyon under the Illinois Uniform Transfers to Minors Act; Freda M. Runyon, as Custodian for Lucas Runyon under the Illinois Uniform Transfers to Minors Act; Freda M. Runyon, as Custodian for Blake Runyon under the Illinois Uniform Transfers to Minors Act ("Other Shareholders"), each of whose address is RR5, Box 266, Olney, Illinois 62450; and PONDER INDUSTRIES, INC., a Delaware corporation whose address is P.O. Box 2229, Alice, Texas 78333 ("Buyer").

         Seller and Other Shareholders desire to sell and Buyer desires to purchase from Seller and Other Shareholders all of the issued and outstanding capital stock of Runyon Oil Tools, Inc., on the terms and conditions set forth in this Agreement. Therefore, in consideration of the mutual promises of the parties; in reliance upon the representations, warranties, covenants and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

         1. PROMISE TO BUY AND SELL. Seller and Other Shareholders hereby agree to sell to Buyer and Buyer agrees to purchase from Seller and Other Shareholders, upon the terms and conditions set forth in this Agreement, all of the issued and outstanding capital stock of Company.

         2. CONSIDERATION. The total purchase price, herein called "purchase price", to be paid by Buyer to Seller and Other Shareholders for all the shares of capital stock of Company shall be $1,108,001.00 The purchase price shall be paid at Closing, as follows:

         a. $158,521.00 in cash, to be paid by cashier's or certified check payable to the order of Seller and Other Shareholders;

         b. 271,280 shares of Section 144 stock of Ponder Industries, Inc. (the "Purchase Shares") (with an agreed value of $949,480.000 for purposes of this Agreement);

         3. CLOSING. The parties agree to use their best efforts to consummate this transaction ("Closing"). The Closing shall take place at the offices of Rosenblum, Goldenhersh, Silverstein & Zafft, P.C. on May 1, 1996 (the "Closing Date") or at such other time and




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place as may be mutually agreed upon by Seller and Buyer. In any event, all of the terms and conditions to the Closing shall have been met prior to Closing.

         At Closing, Seller and Other Shareholders shall execute and deliver to Buyer instruments of assignment and transfer of all of the issued and outstanding capital stock of Company, free and clear of all liens, claims and encumbrances in form and substance satisfactory to Buyer's counsel. Seller and Other Shareholders shall also then deliver to Buyer a Uniform Commercial Code
Article 9 Financing Statement Search Report issued by the Secretary of State in each state where Company owns personal property and dated as of a date not more than fifteen (15) days before the Closing Date, which report must indicate that there are no Financing Statements on file under Article 9 of the UCC on file with the Secretary of State that name Company as debtor or otherwise indicate any lien on the assets and properties of Company, except for the liens otherwise disclosed in this Agreement. Simultaneously with the consummation of the transfer, Seller and Other Shareholders shall put Buyer in full possession and enjoyment of all properties and assets of Company. Seller and Other Shareholders and Company and Buyer shall also, at Closing, execute, acknowledge and deliver to the other parties any further documents or instruments of transfer reasonably requested by the other parties. Seller and Other Shareholders and Company and Buyer shall also take any other action consistent with the terms of this Agreement that may reasonably be requested by the other parties for the purpose of consummating the transaction contemplated by this Agreement. Buyer shall then execute and deliver to Seller and Other Shareholders all appropriate and necessary documents, and shall then deliver the cash payment and the shares of stock in Ponder Industries, Inc.

         4. COMPANY'S AND SELLER'S AND OTHER SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. Company and Seller and Other Shareholders hereby warrant and represent to Buyer, which warranties will continue after closing, that:

         a. That Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, and is qualified to do business in the jurisdictions in which it is currently doing business. Company and Seller and Other Shareholders have the full power and authority to execute and carry out the terms of this Agreement; that if the consent of any person or persons, acting individually, in any fiduciary capacity or as a board of directors is required by law or otherwise to grant or extend such authority, that the same has been heretofore obtained.

         b. Company's certificate of incorporation, articles of incorporation, and bylaws as currently in effect are contained in Exhibit 1 attached to this Agreement.





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         c.      The authorized capital stock and the number of shares issued and outstanding of Company is set forth in Exhibit 2 attached to this Agreement. The issued and outstanding shares of capital stock of Company have been validly issued, are fully paid and nonassessable, and were issued in compliance with applicable state and federal laws regulating the offer and sale of securities. There are no outstanding options, warrants, or similar rights to purchase or convert any obligation into the capital stock or other securities of Company. The capital stock of Company is owned, of record and beneficially, by those shareholders set forth in Exhibit 2 free and clear of all liens, claims and encumbrances.

         d. Exhibit 3 attached to this Agreement contains a true and correct list of all officers and directors of Company.

         e. Exhibit 4 attached to this Agreement contains the financial statements of Company, together with notes related to the financial statements. The financial statements consist of balance sheets and statements of income and retained earnings for the year ended December 31, 1995. Except as to disclosed on Exhibit 4, the Financial Statements present fairly and accurately the financial position, results of operation, and changes in financial position of Company at the dates and for the periods covered, in each case in conformity with generally accepted and consistently applied accounting principles. There are no material liabilities or obligations of Company, accrued, absolute, contingent, or otherwise that arose out of or relate to any matter, act or omission occurring from December 31, 1995 to the date of this Agreement, other than liabilities or obligations incurred in the normal course of business. Since December 31, 1995, there have not been any material adverse change in financial condition, operations, sales or net income of Company, except as described on Exhibit 4, any loss, damage, or destruction to properties or assets, tangible or intangible; any claim, litigation, event, or condition of any character, that materially adversely affects the business or future prospects of Company; any issuance, purchase of, or agreement to issue or purchase shares of capital stock or other securities of Company; any mortgage, pledge, lien or encumbrance made or agreed to be made on any of Company's assets or properties; any sale, transfer, other disposition of, or agreement to sell, transfer or dispose of Company's properties or assets, except as contemplated in this Agreement and except in the normal course of business and then only





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                 for full and fair value received; any borrowings or agreements to borrow by or from Company; any loans, advances, or agreements with respect to any loans or advances, other than to customers in the normal course of business and that have been properly reflected as "accounts receivable" on Company's books; any transaction outside the ordinary course of business; any dividends or distributions paid or declared, or any repayment of loans or other obligations to the shareholders of Company; any capital expenditure made by Company in excess of $10,000.00, except as set forth in
                 Exhibit 4; or any agreement by Seller or Other Shareholders or Company to do any of the items described above.

         f. That, to the best of Company's and Seller's and Other Shareholders' knowledge and belief, and other than has been previously disclosed by Seller and Other Shareholders, as of closing: (I) all federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessment ("Taxes") that are due and payable by the Company have been properly computed, duly reported, fully paid, and discharged; (ii) there are no unpaid Taxes that are or could become a lien on any property or assets of the Company or require payment by the Company, except for current Taxes not yet due and payable by the Company; (iii) all current Taxes not yet due and payable by the Company have been properly accrued on the balance sheets of the Company; (iv) the Company has not incurred any liability for penalties, assessments, or interest under the Internal Revenue Code; and
                 (v) no unexpired waiver executed by or on behalf of the Company with respect to any Taxes is in effect.

         g. That, to the best of Company's and Seller's and Other Shareholders' knowledge and belief, the Company is not in default or in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect its business or future prospects.

         h. That, to the best of Company's and Seller's and Other Shareholders' knowledge and belief, there are no pending, outstanding, or threatened claims, legal, administrative, or other proceedings, or suits, investigations, inquires, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving the Company or any





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                 of its assets, properties or business of the Company, or any of the Company's officers, directors, employees, or stockholders that will materially adversely affect the Company, its assets, properties or business, or have a material impact on the transactions contemplated hereby.

         i. That, to the best of Company's and Seller's and Other Shareholders' knowledge and belief, the business of Company, as heretofore conducted by Company, complies in all material respects with all applicable rules and regulations, ordinances and statutes of all governments or government of bodies or agencies having jurisdiction having a material impact over the conduct of such business, and that Company has not received any notice that it is or has been in violation of or in default under any federal or state law applicable to its business, assets or properties, which would have a material impact on the business of Company; and that there are no agreements, judgments, injunctions, or liens, decrees or other instruments binding the Company which have the effect of prohibiting the conduct of the Company's business as such business is presently conducted; and that Company has all material governmental licenses, authorizations, consents and approvals required to own and operate its business.

         j. That all inventory of Company, regardless of whether goods held for sale, work in process or raw materials, is current inventory, currently usable or saleable in the ordinary course of business;

         k. Exhibit 5 which is attached to this Agreement contains a complete and accurate description of each parcel of real property leased to or leased by Company. Exhibit 5 indicates that the Company does not own any real property. The real property on which the Company presently does business is owned by Seller, and is not included in the assets that are part of the transaction evidenced by this Agreement. That real property, along with all buildings, fixtures, and other improvements located on the real property, will be leased by Seller to Buyer, as is further detailed in Paragraph 14 of this Agreement. All the buildings, fixtures, and leasehold improvements used by Company in its business are located on the real property owned by Seller. To the best of Company's and Seller's and Other Shareholders' knowledge and belief, the zoning of that parcel of real property permits the presently existing improvements and a continuation of Company's business presently being conducted on such parcel. Neither Company nor Seller nor Other Shareholders are aware of





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                 any enacted or proposed changes to such zoning.

         l. The equipment, furniture, fixtures, and other personal property described in Exhibit 6 attached to this Agreement constitute substantially all of the items of tangible personal property owned by, in the possession of, or used by Company in connection with Company's business except Inventories. Except as stated in Exhibit 6, no personal property used by Company in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security agreement or is located in any other place other than in the possession of Company.

         m. Exhibit 7 attached to this Agreement is a true and complete list of all intangible assets, other than those specifically referred to elsewhere in this Agreement, and the location of evidences of title to such intangible assets.

         n. Company has good and marketable title to all of its assets and properties, tangible and intangible, that are material to Company's business and future prospects. These assets and properties constitute all of the assets and interests in assets that are used in Company's business. All of these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions, and restrictions, except for those disclosed in Company's balance sheet or Financial Statements.

         o. Exhibit 8 attached to this Agreement is a correct and current list of all customers of Company, together with summaries of sales made to each customer since January 1, 1995. Except as indicated in Exhibit 8, neither Company nor Seller nor Other Shareholders have information or is aware of any facts indicating that any of these customers intend to cease doing business with Company or to materially alter the amount of the business that they are presently doing with Company.

         p. Exhibit 9 attached to this Agreement is a list and description of all insurance policies concerning the assets and properties and all officers, directors, and employees of Company. Company has maintained and now maintains insurance on all of the assets and properties of the type customarily insured.

         q.      Exhibit 10 attached to this Agreement contains true and





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                 correct lists, with copies when available, of all material oral and written contracts or arrangements obligating Company.
                 Exhibit 10 also sets forth a list of all persons or entities whose consents are required to be obtained under any contract with respect to the consummation of this transaction by Seller and Other Shareholders and Company. Except as is set forth in
                 Exhibit 10, Company is not a party to, nor are Company's assets and properties bound by, any other agreement. There is no default or event that with notice, lapse of time, or both will constitute a default by any party to any of the material contracts listed in Exhibit 10.

         r. Exhibit 11 attached to this Agreement contains a complete description and copies of all employment agreements in effect with Company and a complete description of all fringe benefits available to Company's officers, directors and employees.

         s. Exhibit 12 attached to this Agreement contains a true and correct list of all accounts receivable and notes receivable of Company, as of March 29, 1996, to be updated at Closing. All listed accounts and notes receivable of Company are bonafide receivables, arose in the ordinary course of business by Company, and require no further performance by Company, except as required by the terms of the notes and receivables.

         t. No representation, warranty or covenant made to Buyer by Company or Seller or Other Shareholders in the Agreement nor any document, certificate or exhibit given or delivered to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not materially misleading.

         u. Company and Seller and Other Shareholders have been furnished and has carefully read the financial information of the Buyer for all periods deemed relevant by Company or Seller or Other Shareholders. Company and Seller and Other Shareholders have been furnished with and reviewed all materials relating to the Buyer's operations and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations of Buyer or information about Buyer set forth in this Agreement or in Buyer's financial information.





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         5.      BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby warrants and represents to Company and Seller and Other Shareholders, which warranties will continue after Closing, that:

         a. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted;

         b. No litigation, actions, or proceedings, legal, equitable, administrative, through arbitration, or otherwise, are pending or threatened which might affect said business or the consummation of the purchase and sale described in this Agreement;

         c. The shares of Buyer's Common Stock to be acquired by Seller and Other Shareholders are unrestricted, fully paid and nonassessable, except for the restrictions on resale contained in Rule 144, and are free and clear of any liens, charges, pledges, security interests, restrictions or other encumbrances, except for the restrictions on resale contained in Rule 144. The authorized capital of Buyer is sufficient to provide for the issuance and exchange of the Buyer's Common Stock.

         d. That, to the best of Buyer's knowledge and belief, there is no action, suit or proceeding pending against, or threatened against or affecting Buyer or any of its officers, directors or wholly-owned subsidiaries before any court or arbitrator or any governmental body, agency or official, which would have a material impact on the transactions contemplated hereby or on the business of Buyer.

         e. That, to the best of Buyer's knowledge and belief, Buyer has not received any notice that it is or has been in violation of or in default under any federal or state law applicable to its business, assets or properties, which would have a material impact on the Business of Buyer.

         f. That, to the best of Buyer's knowledge and belief, there are no agreements, judgments, injunctions, or liens, decrees or other instruments binding the Buyer which have the effect of prohibiting the conduct of the Company's business as such business is presently conducted.

         g. That, to the best of Buyer's knowledge and belief, Buyer has all material governmental licenses, authorizations, consents and approvals required to own





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                 and operate its business, and the Company's business.

         h. Buyer has not employed any investment banker, broker, finder or other intermediary in connection with the transactions contemplated hereby, who might be entitled to any fee or commission from Seller or Other Shareholders upon consummation of the transactions contemplated hereby.

         i. That, to the best of Buyer's knowledge and belief, no representation or warranty of Buyer contained in this Agreement or in any other document delivered to Seller in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein in light of the circumstances in which they were made, not materially misleading.

         j. Buyer understands and acknowledges that the certificates representing the Seller's and Other Shareholders' Shares bear the Blue Sky Legend which states that the shares are not registered pursuant to the 1933 Act. Buyer is acquiring Seller's and Other Shareholders' Shares for its own account and for investment and not with a view to resell or distribute any or all of such Shares.

         k. Buyer has been furnished and has carefully read the financial information of the Company for all periods deemed relevant by Buyer. Buyer has been furnished with and reviewed all materials relating to the Company's operations and its purchase of the Company's Shares and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations of Seller or Other Shareholders or Company or information about the Company set forth in this Agreement or in the Company's financial information.

         6. CONDUCT OF BUSINESS PENDING CLOSING; RIGHT OF INSPECTION. Pending consummation of the sale and purchase described in this Agreement, Seller and Other Shareholders and Company shall continue to operate the Company in the same manner as it has been operated in the past, and will maintain the assets of the Company. Buyer shall have a reasonable opportunity to inspect the Company's inventory and books and records, including business and financial records and tax returns, at a mutually agreeable time, prior to Closing.

         If the transaction contemplated by this Agreement is not closed, all information that the Company or Seller or Other





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Shareholders furnish to Buyer or its representatives, counsel, directors, officers, employees or agents ("Representatives") pursuant to Buyer's request shall not be used by Buyer or Buyer's Representatives in any way adverse to the Company and such information at all times will be strictly confidential and shall be returned to Company upon request by Seller or Company.

         7. CONDITIONS TO OBLIGATIONS TO CLOSE. The obligation of Buyer to Close under this Agreement is subject to each of the following conditions existing on the Closing Date:

         a. each of the representations and warranties of Seller and Other Shareholders and Company in this Agreement shall be true in all material respects at and as of the Closing Date;

         b. All necessary government approvals and filing regarding this transaction shall be received or made prior to the Closing in substantially the form applied for to the reasonable satisfaction of Buyer and its counsel;

         c. All corporate and stockholder action necessary to consummate the transactions contemplated in this Agreement shall be properly taken by Seller and Other Shareholders and Company. Buyer shall receive copies of all appropriate resolutions of Company's board of directors and shareholders relating to this Agreement. The resolution shall be certified by their respective corporate secretaries;

         d. On or before Closing, Seller and Other Shareholders shall secure the resignations of all officers and directors currently serving on the Board of Directors of Company; and

         e. Buyer shall be satisfied after conducting a review or inspection of Company's books and records and inventory.

   The obligation of Seller and Other Shareholders to Close under this Agreement is subject to each of the following conditions existing on the Closing Date:

         a. each of the representations and warranties of Buyer in this Agreement shall be true in all material respects at and as of the Closing Date.

         b. All necessary government approvals and filing regarding this transaction shall be received or made prior to the Closing in substantially the form applied for to the reasonable satisfaction of Company and its counsel;





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         c.      All corporate and stockholder action necessary to consummate the transactions contemplated in this Agreement shall be properly taken by Buyer. Seller shall receive copies of all appropriate resolutions of Buyer's board of directors and shareholders relating to this Agreement. The resolution shall be certified by their respective corporate secretaries;

         d. Seller and Buyer shall have entered into an employment agreement as more fully described in Paragraph 14 and upon terms and conditions satisfactory to Seller.

         e. Seller and Buyer shall have entered a lease for the premises owned by Seller as more fully described in Paragraph 14 and upon terms and conditions satisfactory to Seller.

         8. RISK OF LOSS PENDING CLOSING. Pending consummation of the sale and purchase described in this Agreement, Company shall bear all risk of loss, damage, or destruction to the Company and the assets of the business subject to this Agreement.

                 Buyer may terminate this Agreement and cancel the purchase and sale described in this Agreement should the replacement cost of any such loss, damage or destruction not be paid into escrow as of the time set for consummation of the purchase and sale described in this Agreement. Should the cost of repairing or restoring any assets of the business subject to this Agreement that may suffer any such loss, damage or destruction between the date of this Agreement and consummation of the sale and purchase described herein be greater than one-half ( 1/2) of the total purchase price to be paid by Buyer to Seller and Other Shareholders, Seller and Other Shareholders may terminate this Agreement and cancel the purchase and sale described in this Agreement.

         9. PRORATIONS. There shall be prorated between Seller and Other Shareholders and Buyer:

         a. All personal property taxes levied or assessed against any of the assets of said business subject to this Agreement for the current tax year based on the amount shown on the latest available tax bill for the asset, whether the bill be for the current year or the preceding tax year.

         10. COSTS AND EXPENSES. All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by Buyer and Seller and Other Shareholders in the following manner:

         a. Each party shall be responsible for payment of that party's respective fees that have been incurred,





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                 including but not limited to legal fees and accounting fees;

         b. Any sales taxes arising because of the sale pursuant to this Agreement shall be paid by Buyer.

         11. INDEMNIFICATION. Seller and Other Shareholders covenant and agree to indemnify and hold harmless Buyer from and against any and all claims, suites, losses, judgments, damages and liabilities including any investigation, legal and other expenses incurred in connection with and any amount paid in settlement of any claim, action, suit, or proceeding (collectively called "Losses"), for which the Buyer may become subject, if such Losses arise out of or are based upon any facts and circumstances that result in or give rise to misrepresentation, negligent act or otherwise, breach of warranty, or breach of covenant by Seller or Other Shareholders to the Buyer, and for any Losses for which Buyer may become subject, if such Losses arise out of facts and circumstances or transactions that occurred prior to Closing. This right to indemnification is in addition to any other right available to the Buyer, including the right to sue Seller and/or Other Shareholders for misrepresentation, negligent act or otherwise, breach of warranty, or breach of covenant under this Agreement.

         Buyer covenants and agrees to indemnify and hold harmless Seller and Other Shareholders from and against any and all claims, suits, losses, judgments, damages and liabilities including any investigation, legal and other expenses incurred in connection with and any amount paid in settlement of any claim, action, suit, or proceeding (collectively called "Losses), for which the Seller and Other Shareholders may become subject, if such Losses arise out of or are based upon any facts or circumstances (or alleged facts and circumstance) occurring after the closing of this Agreement and that could result in or give rise to misrepresentation, negligent act or otherwise, breach of warranty, or breach of covenant by the Buyer to the Seller or Other Shareholders. This right to indemnification is in addition to any other right available to the Seller or Other Shareholders, including the right to sue the Buyer for misrepresentation, negligent act or otherwise, breach of warranty, or breach of covenant under this Agreement.

         Buyer shall indemnify and hold Seller and Other Shareholders and the property of Seller and Other Shareholders free and harmless from any and all claims, losses, damages, injuries, and liabilities arising from or in connection with the operation of the Company after Closing.

         Seller and Other Shareholders shall indemnify and hold Buyer and the property of Buyer, including said business and the assets of said business, free and harmless from any and all claims, losses, damages, injuries, and liabilities arising from or on account of





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Company's or Seller's and Other Shareholders' operation of the Company prior to
Closing.

         Without limiting the provisions of this Paragraph, Seller and Other Shareholders shall indemnify Buyer and Company from and against any losses from and against any losses to which Company or Buyer may become subject insofar as such losses arise out of or are based on any tax on or measured by the net income of Company in any period on or before Closing. The indemnifications provided in this subparagraph are cumulative and shall not limit or in any other way affect the rights of Buyer and Company under any other provision.

         In the event any amount to be indemnified by Seller or Other Shareholders is covered by insurance payable to Buyer, Seller and Other Shareholders shall not be liable for the indemnification amounts so covered. Likewise, in the event any amount to be indemnified by Buyer is covered by insurance payable to Seller or Other Shareholders, Buyer shall not be liable for the indemnification amounts so covered. Notwithstanding the foregoing, the amount either party shall be required to indemnify shall be the other party's after tax loss, taking into consideration any deduction that the losing party is entitled to take with respect to such loss. Under no circumstances shall the liability of Seller or Other Shareholders under this Agreement, in the aggregate, exceed the purchase price being paid to Seller and Other Shareholders.

         12. EXEMPTION FROM REGISTRATION. Seller and Other Shareholders (collectively, the "Holders") recognize that the Purchase Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption from the Securities Act which is predicated, in part, on the representations and agreements of the Holders set forth in this Agreement. The Holders represent and warrant to Buyer that there are no more than 35 purchasers who are not "accredited investors" as that term is defined in Rule 501(a) of the Securities Act and that each purchaser who is not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Purchase Shares. The Holders represent and warrant that the Purchase Shares are being acquired solely for their own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act. The Holders understand that the effect of such representation and warranty is that the Purchase Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available at the time for any proposed sale or other transfer thereof. The Holders also understand that Buyer is under no obligation to file a registration statement under the Securities Act covering the Purchase Shares or to take any other action to enable the Holders to transfer or otherwise dispose of the Purchase Shares, except as provided in Paragraphs 15 or 16 below. The Holders represent that they have consulted with counsel in regard to the Securities Act and that they are fully familiar with the circumstances under which they are required to hold the Purchase Shares and the limitations upon the transfer or other disposition thereof. The Holders acknowledge that Buyer is relying upon the truth and accuracy of the foregoing representations and warranties in issuing the Purchase Shares under the Securities Act. The Holders agree to indemnify and hold Buyer harmless against all liabilities, costs and expenses, including reasonable attorneys' fees, incurred by Buyer as a result of any sale, transfer or other disposition by the Holders of all or any part of the Purchase Shares in violation of the Securities Act.

         13.     LEGEND. The Purchase Shares shall bear the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

         14. SEC DOCUMENTS. The Holders acknowledge that they have been furnished by Buyer with (a) a copy of the Annual Report on Form 10-K of Buyer for the fiscal year ended August 31, 1995, in the form filed with the Securities and Exchange Commission ("SEC"), (b) definitive proxy statement relating to the most recent meeting of shareholders, (c) copies of all filings since August 31, 1995, by Buyer with the SEC in compliance with Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(d) any other relevant financial, business or operational information reasonably requested by the Holders. The Holders represent that they have reviewed the foregoing documents and acknowledge that they have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the foregoing documents, including the opportunity to ask questions of, and receive answers from, officers and representatives of Buyer concerning Buyer and the terms and conditions of the transactions contemplated by this Agreement. The Holders acknowledge that the Holders have been advised by counsel during the course of the negotiation of this Agreement, with respect to the transactions contemplated by this Agreement.

         15. INCIDENTAL REGISTRATION. If, at any time after the Closing Date, Buyer proposes to register any of its common stock, $.01 par value ("Buyer Stock") (whether unissued, yet to be authorized or held by any person) under the Securities Act, it shall, at least 30 days prior to the filing under the Securities Act of the registration statement relating thereto, give written notice to the Holders of their intention to do so, and, upon the written request of the Holders given within 20 days after the giving of any such notice (which request shall state the proposed method of distribution), Buyer shall include or cause to be included in any such registration statement the Purchase Shares; provided, however, that Buyer may at any time withdraw or cease proceeding with any such registration if it shall at the time withdraw or cease proceeding with the registration of such Buyer Stock originally proposed to be registered; and provided further, that if the registration proposed by Buyer relates to an underwritten offering, the Holders shall not have any right to sell the Purchase Shares in any manner or through any underwriter other than in the manner and through the managing underwriter or underwriters being used by Buyer, provided further, if any Holder disapproves of any such underwriting, then he may elect to withdraw his Purchase Shares therefrom by written notice to Buyer; provided further, if any Holder disapproves of the terms of any such underwriting, then he may elect to withdraw his Purchase Shares therefrom by written notice to the Buyer.

         a. Notwithstanding any other provision of this Paragraph 15, if a registration pursuant to this Paragraph 15 involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs Buyer and the Holders by letter of its belief that marketing factors require a limitation of the number of shares to be underwritten, Buyer may limit the amount of Purchase Shares to be included in the registration and underwriting; provided that no such reduction shall reduce the securities being offered by Buyer for its own account; and provided that those shares which are excluded from the underwritten offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten offering.

         b. REGISTRATION PROCEDURES AND EXPENSES. If and whenever Buyer is required to include the Purchase Shares in a registration statement under the Securities Act, as provided in Paragraph 15 hereof, Buyer shall, as expeditiously as is reasonably practicable, do each of the following:

                 (i) prepare and file with the SEC a registration statement with respect to the Purchase Shares and all amendments and supplements thereto and, subject to the limitations under Paragraph 15 hereof, use its best efforts to cause such registration statement to become effective;

                 (ii) cooperate with the Holders and any underwriter who shall sell the Purchase Shares in connection with their review of Buyer made in connection with such registration;

                 (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 120 days from the date of its effectiveness, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Purchase Shares covered by such registration statement for such period;

                 (iv) furnish to the Holders such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Purchase Shares; and

                 (v) Buyer shall (a) notify the Holders at any time when a prospectus relating to the Purchase Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be state therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Purchase Shares such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         c. AGREEMENT BY THE HOLDERS. In the event that the Holders participate, pursuant to this Paragraph 15, in the offering of the Purchase Share the Holders shall;

                 (i) furnish Buyer all material information reasonably requested by Buyer concerning the Holders and the proposed method of sale or other disposition of the Purchase Shares and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Purchase Shares in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                 (ii) cooperate in good faith with Buyer and its underwriters, if any, in connection with such registration, including placing the Purchase Shares in escrow or custody to facilitate the sale and distribution thereof provided that such escrow or custody arrangement shall be no more restrictive upon the Holders than upon any other holder of Buyer Stock for the benefit of whom such registration is undertaken; and

                 (iii) make no further sales or other dispositions, or offers therefor, of the Purchase Shares under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to Buyer, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by Buyer in this regard has been received by the Holders from Buyer, until such time as the Holders have received from Buyer copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to the Holders by Buyer as soon as practicable after such notice.

         d. ALLOCATION OF EXPENSES. If and whenever Buyer is required by the provisions of this Paragraph 15 to use its best efforts to effect the registration of the Purchase Shares under the Securities Act, Buyer shall pay the costs and expenses in connection therewith; provided, however, that the Holders shall pay all underwriting discounts, selling commissions and stock transfer taxes attributable to the Purchase Shares under such registration statement.

         e. Indemnification by Holders. In the event of any registration of any of the Purchase Shares under the Securities Act pursuant to this Paragraph 15, the Holders shall indemnify and hold harmless, Buyer, each director of Buyer, each officer of Buyer who shall sign such registration statement, each underwriter and any person who controls Buyer or such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer or its underwriter through an instrument duly executed by any of the Holders specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

         f. INDEMNIFICATION BY BUYER. In the event any Purchase Shares are included in a registration statement under this paragraph, to the extent permitted by law, the Buyer will indemnify and hold harmless each Holder joining in a registration, any underwriter (as defined in the Securities Act) for its, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Buyer of any rule or regulation promulgated under the Securities Act applicable to the Buyer and relating to action or inaction required of the Buyer in connection with any such registration.

         16. EXCHANGE ACT REPORTING. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Buyer to the public without registration, the Buyer agrees to use its best efforts to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Buyer;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

                 (c) furnish to any Holder so long as such Holder owns any of the Stock or Registrable Securities forthwith upon request of a written statement by the Buyer that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Buyer), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Buyer and such other reports and documents so filed by the Buyer as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                 (d) Take such further action as Seller and Other Shareholder may reasonably request, all to the extent required from time to time to enable Seller and Other Shareholders to sell the Purchased Shares without registration, under the Securities Act within the limitations of the exemptions provided by Rule 144, under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         17. BROKERS. Company and Seller and Other Shareholders have authorized International Business Exchange Corporation to act as their broker. Buyer agrees to pay to that broker the sum of $41,480.00, and to issue to that broker 14,434 shares of Section 144 stock of Ponder Industries, Inc. (with an agreed value of $50,519.00, for purposes of this Agreement). Company agrees to be responsible for payment of any other fees or commissions to be paid to that broker, if any.

         18. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto, Buyer or Seller or Other Shareholders, by the other party to this Agreement shall be in writing and shall be deemed duly served on the date personally served as follows:

         a.      On Buyer:
                 Ponder Industries, Inc.
                 Attn: Larry D. Armstrong
                 P.O. Box 2229
                 Alice, Texas 78333

         b.      On Company, Seller or Other Shareholders:
                 Steven E. Runyon
                 RR5, Box 266
                 Olney, Illinois 62450


                 with copy to:
                 Rosenblum, Goldenhersh, Silverstein & Zafft, P.C. 7733 Forsyth Boulevard, Fourth Floor
                 St. Louis, Missouri 63105-1812
                 Attn: Mr. Carl C. Lang

                 Either party may change the party's address for the purposes of this Paragraph by giving the other party written notice of the new address in the manner set forth above.

         19. EMPLOYMENT OF STEVEN E. RUNYON, AND LEASE AGREEMENT. At Closing, Buyer will enter into an Employment Agreement with Mr. Steven E. Runyon, in the form that is attached hereto as Exhibit 13.

         Also at Closing, Buyer and Seller will also enter into a Lease Agreement, in the form that is attached hereto as Exhibit 14.

         20. NO ASSIGNMENT. Neither this Agreement nor any interest therein shall be assigned by Buyer or Company Seller or Other Shareholders without the written consent of the other parties.

         21. ATTORNEY'S FEES. Should any litigation be commenced between the parties to this Agreement concerning said business, this Agreement, or the rights and duties of either in relation thereto, the party, Buyer or Seller or Other Shareholders, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in such litigation which shall be determined by the court in such litigation or in separate action brought for that purpose.

         22.     TIME. Time is of the essence in this Agreement.

         23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the parties contained in this Agreement shall survive until the second anniversary of the Closing.

         24. MISCELLANEOUS. This Agreement constitutes the sole and only Agreement between the parties respecting the sale and purchase described in this Agreement, and correctly sets forth the obligations of each party. Any Agreements or representations respecting this sale of stock not expressly set forth in this agreement are null and void.

         This Agreement may not be modified or terminated orally and no modification, termination, or attempted waiver shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceablity shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, where permitted.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable in Jim Wells County, Texas.

         25.     MULTIPLE COUNTERPARTS. This Agreement shall be executed in two
(2) original counterparts.

                                   COMPANY:

                                   RUNYON OIL TOOLS, INC.

                                   __________________________________
                                   By: Steven E. Runyon
                                   President

                                SELLER:

                                __________________________________
                                Steven E. Runyon, individually


                                OTHER SHAREHOLDERS:

                                ____________________________________
                                Freda M. Runyon, Custodian for
                                Stephanie Runyon Under the Illinois
                                Uniform Transfers to Minors Act

                                ____________________________________
                                Freda M. Runyon, Custodian for
                                Amanda Runyon Under the Illinois
                                Uniform Transfers to Minors Act

                                ____________________________________
                                Freda M. Runyon, Custodian for
                                Lucas Runyon Under the Illinois
                                Uniform Transfers to Minors Act

                                ____________________________________
                                Freda M. Runyon, Custodian for
                                Blake Runyon Under the Illinois
                                Uniform Transfers to Minors Act


                                BUYER:

                                PONDER INDUSTRIES, INC.

                                ___________________________________
                                By: Larry D. Armstrong
                                President

                                   EXHIBIT 1
                         CERTIFICATE OF INCORPORATION,
                         ARTICLES OF INCORPORATION, AND
                                     BYLAWS

                                   EXHIBIT 2
                          AUTHORIZED CAPITAL STOCK AND
                 NUMBER OF SHARES ISSUED AND OUTSTANDING SHARES

                                   EXHIBIT 3
                             OFFICERS AND DIRECTORS

                                   EXHIBIT 4

                              FINANCIAL STATEMENTS

                                   EXHIBIT 5
                        REAL PROPERTY OWNED BY OR LEASED
                     TO OR LEASED BY RUNYON OIL TOOLS, INC.

                                   EXHIBIT 6
               EQUIPMENT, FURNITURE, FIXTURES, PERSONAL PROPERTY

                                   EXHIBIT 7
                               INTANGIBLE ASSETS

                                   EXHIBIT 8
                                   CUSTOMERS

                                   EXHIBIT 9
                               INSURANCE POLICIES

                                   EXHIBIT 10
                                   CONTRACTS

                                   EXHIBIT 11
                             EMPLOYMENT AGREEMENTS

                                   EXHIBIT 12
                           ACCOUNTS NOTES RECEIVABLE

                                   EXHIBIT 13

                              EMPLOYMENT AGREEMENT

                                   EXHIBIT 14

                                     LEASE